SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report April 16, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

SIGNATURE
EXHIBIT INDEX
EX-99.1 News Release dated April 16, 2003
EX-99.2 Sector Statement of Income
EX-99.3 Consolidated Statement of Income
EX-99.4 Sector Balance Sheet
EX-99.5 Consolidated Balance Sheet
EX-99.6 Condensed Sector Statement of Cash Flows
EX-99.7 Condensed Consolidated Statement of Cash
EX-99.8 Investor Presentation
EX-99.9 Fixed Income Presentation

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated April 16, 2003	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 9. Information Furnished Under Item 12. (Results of Operations and Financial Condition).

     Our news release dated April 16, 2003 and supplemental financial information, concerning first quarter 2003 financial results, filed as 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct three conference calls on April 16, 2003 to review first quarter results. Allan Gilmour, Ford’s Vice Chairman and Chief Financial Officer, will host a conference call with investors and the news media to review our first quarter results that will begin at 8:30 a.m. Investors can hear this conference call by dialing 703-871-3025 or on the Internet at www.shareholder.ford.com. Malcolm Macdonald, Ford’s Vice President and Treasurer, Don Leclair, Ford’s Vice President and Controller, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 703-871-3021. Don Leclair will host a third conference call beginning at 1:00 p.m. that will be conducted as an open forum to answer questions regarding our new segment reporting presentation. Investors can access this conference call by dialing 703-871-3025. Investors can access replays of Mr. Gilmour’s review of our first quarter results and the fixed income investor call by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com. The times referenced above are Eastern Daylight Saving Time.

     Exhibits 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover cost performance, net pricing, operating cash flows, and managed leverage at our Ford Motor Credit Company (“Ford Credit”) subsidiary. Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Cost Performance. Slides 1, 4 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have achieved $638 million in cost performance improvement for the first quarter of 2003. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have a milestone to improve automotive cost performance by at least $500 million in 2003 over 2002. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cost performance measure is Cost of Sales and Selling, Administrative and Other Expense. Appendix 1 (page 6 of 10) to Exhibit 99.8 contains a reconciliation of our non-GAAP cost performance financial measure to changes in Cost of Sales and Selling, Administrative and Other Expense. Cost of Sales and Selling, Administrative and Other Expense increased by $1.2 billion in the first quarter of 2003, compared with the first quarter of 2002. We believe that the use of the non-GAAP cost performance measure is useful to investors because it shows changes in our costs excluding the effects of changes that we do not directly control, such as our production volume, mix of products produced or foreign currency exchange rates. On this basis, we and our investors are able to determine whether or not our underlying cost structure is improving.

     Net Pricing. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 state that our milestones are based, in part, on net pricing planning assumptions for 2003 of zero in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% in Europe (for Ford brand vehicles), in each case at constant volume, mix and exchange, compared to 2002. These slides further indicate changes in net pricing of 0.2% and negative 1.4% in the United States and Europe, respectively, in the first quarter of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales in the first quarter of 2003 compared with the first quarter of 2002 was 4.2% for the United States and 3.5% for Europe. Appendix 1 (page 4 of 10) to Exhibit 99.8 contains a reconciliation of the change in net pricing in the first quarter of 2003 compared with the first quarter of 2002 to the change in Automotive Sales for the same periods.

     Operating Cash Flows. Slides 2, 17 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 discuss our operating cash flows for the first quarter 2003 and our milestone for operating cash flow for 2003. Slides 2 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we had positive operating cash flow of $0.6 billion (excluding tax refunds) for the first quarter 2003. Slide 17 of Exhibit 99.8 indicates that we had positive operating cash flow of $1.5 billion (including tax refunds) for the first quarter 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. Appendix 1 (pages 9 and 10 of 10) to Exhibit 99.8 contains a reconciliation of our non-GAAP operating cash flow measure to Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading for the first quarter of 2003 were $3 billion, $0.6 billion better than the first quarter of 2002. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have a milestone related to operating cash flow of breakeven in 2003. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the net cash generated by our operations.

     Managed Leverage. Slides 16 and 18 of Exhibit 99.8 and slides 3, 4 and 14 of Exhibit 99.9 discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. Appendix 1 (pages 7 and 8 of 10) to Exhibit 99.8 contains a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. Slide 16 of Exhibit 99.8 and slides 4 and 14 of Exhibit 99.9 indicate that Ford Credit’s financial statement and managed leverage for the first quarter of 2003 were 10.4 and 12.8 to 1, respectively. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that Ford Credit has a milestone to maintain managed leverage in the low end of 13-14 to 1 range and managed leverage for the first quarter of 2003 of 12.8 to 1. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds its minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects in changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: April 16, 2003	By: /s/Kathryn S. Lamping

Kathryn S. Lamping Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated April 16, 2003

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation